January ____, 2001

Karen E. Perlman
A. Derrill Crowe, M.D.
2703 Quail Creek Drive
Missouri City, TX   77459

Re: Acquisition of 100% of the Issued and Outstanding Capital Stock of The Windsor Group, Inc.

Dear Ms. Perlman and Dr. Crowe:

         This letter serves to confirm our agreement with respect to your sale to Prime Medical Services, Inc. (or its assignee, "Prime") of 100% of the issued and outstanding capital stock of The Windsor Group, Inc., a Texas corporation (the "Company").

1. Purchase and Sale of Purchased Shares. Upon the execution hereof, Prime will purchase from each of you, 100% of the capital stock of the Company owned by each of you, either directly or beneficially in any capacity (the "Purchased Shares"), which Purchased Shares you hereby represent and warrant are 100% of the issued and outstanding shares of capital stock of the Company as of the date hereof. In consideration for the Purchased Shares, against receipt of the stock certificates representing the Purchased Shares duly endorsed to Prime, Prime will pay each of you by wire transfer the amounts set forth opposite your names below:

                  Karen E. Perlman          $975,000

                  A. Derrill Crowe, M.D.    $487,500

     2. Representations and Warranties of Perlman. Perlman (and Crowe only as to subparagraph (a) below) hereby represents and warrants to Prime as follows (which representations and warranties shall survive the closing hereof):

(a) Purchased Shares. Each of you own your Purchased Shares free and clear of any liens or encumbrances and has the power and authority to convey those shares to Prime in accordance herewith.

(b) Existence, Good Standing and Authority of the Company. The Company is duly organized, validly existing and in good standing under the laws of the State of Texas, and has full corporate power and authority to conduct its business as it is now being conducted. Copies of the Company's articles of incorporation and bylaws, as now in effect, have been delivered to Prime.

(c) The Company as General Partner. The Company is currently the sole general partner of Sunbelt Lithotripsy Associates, Ltd. (the "Partnership") and owns its general partner's interest in the Partnership free and clear of any liens or encumbrances.


(d) Existence and Authority of Partnership. The Partnership is duly organized under the laws of the State of Texas, and has full partnership power and authority to (i) conduct its business as it is now being conducted, and (ii) sell all or substantially all of its operating assets, together with certain of its third party hospital service contracts (collectively, the "Sunbelt Assets"), to Texas Lithotripsy Limited Partnership VIII ("Texas VIII"). Copies of the Partnership's certificate of limited partnership and agreement of limited partnership, each as amended and as now in effect, have been delivered to Prime. In addition, a list containing the names, current addresses and telephone numbers of all of the Partnership's partners, as of the date hereof, has been delivered to Prime.

(e) Sunbelt Assets. The Partnership owns all of the Sunbelt Assets free and clear of any liens or encumbrances.

(f) No Conflicts. Neither the sale of the Purchased Shares to Prime nor the sale by the Partnership of the Sunbelt Assets to Texas VIII will conflict with or result in a violation of (i) any resolution adopted by the Company's board of directors, or any resolution of the Partnership adopted by the Company in its capacity as general partner of the Partnership, or (ii) any agreement to which either of you or either of the Company or the Partnership is a party.

(g) Nondisclosed Material Items. Except as previously disclosed in writing to Prime, neither the Company nor the Partnership are (i) subject to any existing liabilities, (ii) delinquent in the payment of any taxes, or (iii) subject to any pending or threatened litigation.

(h) Company and Partnership Bank Accounts. Attached hereto as Schedule I is a complete list of all the bank accounts currently maintained by the Company and the Partnership, including the full name and address of each bank, the full account name and number of each account, and a complete list of all individuals who have signature authority on each such account.

     3. Resignation. Each of you hereby resigns, effective immediately, all of your positions, if any, as employees, officers and directors of the Company or the Partnership.

4. Release. Each of you, on behalf of yourself and each of your successors, heirs and assigns, effective immediately, hereby releases Prime, all of Prime's affiliates, and each of their respective individual, joint or mutual past, present and future representatives, affiliates, stockholders, controlling persons, officers, directors, employees, successors and assigns (individually, a "Releasee" and collectively, the "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, and liabilities whatsoever (collectively, "Claims") whether known or unknown, suspected or unsuspected, both at law or in equity, which you or any of your successors, heirs or assigns, now has, have ever had, or may hereafter have against the respective Releasees arising contemporaneously with or prior to the date hereof or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date hereof, including, but not limited to (i) Claims in your capacity as shareholders, officers, or directors against the Company or against the other shareholders, officers or directors of the Company arising out of or in connection with the business of the Company, and (ii) Claims, in your capacity as an employee, agent or representative of the Company, against the Company or against the officers, directors, shareholders or other employees of the Company arising out of or in connection with your employment by the Company; provided, however, this release does not in any way effect a release of your rights under this Agreement.

5. Indemnification. Each of you, on behalf of yourself and each of your successors, heirs, and assigns will indemnify and hold harmless Prime, all of Prime's affiliates, and each of their respective individual, joint or mutual past, present and future representatives, affiliates, stockholders, controlling persons, officers, directors, employees, successors and assigns (individually, an "Indemnitee" and collectively, the "Indemnitees") from the amount of any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense) or diminution of value arising directly or indirectly from or in connection with (i) any breach of any representation or warranty made by you in this Agreement (which in Crowe's case means only subparagraph 2(a) above), and (ii) with respect to Perlman only, any action or inaction by you or the Company occurring prior to the date hereof.

6. Covenant Not to Compete. Each of you hereby agree that you shall not, for a period of five (5) years commencing on the date hereof, compete in any way, directly or indirectly, with the Company, the Partnership or Texas VIII, or any successors to the business thereof with respect to the provision of lithotripsy services or the treatment of renal stones and/or urinary tract stones (collectively, the "Services"), or own in any way, directly or beneficially, any interest in any business enterprise that competes, directly or indirectly, with the Company, the Partnership or Texas VIII, or any successors to the business thereof with respect to the provision of the Services in any way, or otherwise consult with or provide services to any business enterprise that competes, directly or indirectly, with the Company, the Partnership or Texas VIII, or any successors to the business thereof with respect to the provision of the Services in any way; provided, however, this covenant not to compete shall not prohibit or in any way restrict (i) Perlman's employment by Lithotripters, Inc., (ii) Crowe's investment in Prime or any of its affiliates, or (iii) any other activity by either of you that is consented to in writing by Prime.

7. Books and Records. Promptly following the execution hereof, and in any event within 10 days of the execution hereof, you shall deliver to Prime all original books and records of the Company and the Partnership. You may, at your expense, make copies of only such books and records as you may be required to maintain under applicable law.

8. Confidentiality. You shall not disclose any of the terms and provisions of this Agreement to anyone at any time, except for the members of your immediate family and your attorney and except as otherwise required by law, and you shall take all reasonable steps necessary to insure that all of those to whom you disclose the terms and provisions of this Agreement are notified of and bound by the terms of this provision.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.


10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party to this Agreement shall receive a duplicate original of the counterpart copy or copies executed by it and the other party.

    [Remainder of this page intentionally left blank; Signature page follows]

         If this letter accurately reflects your understanding of our agreement with respect to the matters addressed herein, please so indicate by executing this letter in the space provided below and returning it to us.

                                          PRIME MEDICAL SERVICES, INC.



                                        By:
                                            Brad Hummel, President

ACCEPTED AND AGREED TO
THIS ____ day of January ___, 2001




Karen E. Perlman

A. Derrill Crowe, M.D.

                                   SCHEDULE I

                                  Bank Accounts